Pilgrim’s Pride Reports First Quarter 2022 Results with $4.24 Billion in Net Sales and Operating Income Margin of 9.5%

GREELEY, Colo., April 27, 2022 (GLOBE NEWSWIRE) - Pilgrim’s Pride Corporation (NASDAQ: PPC), one of the world's largest poultry producers, reports its first quarter 2022 financial results.

First Quarter Highlights
•Net Sales of $4.24 billion, up nearly 30% from prior year.
•Consolidated GAAP operating income margin of 9.5% with GAAP operating income margins of 13.8% in U.S., 14.7% in Mexico and -1.8% in Europe.
•GAAP Net Income of $280.6 million and GAAP EPS of $1.15. Adjusted Net Income of $287.2 million or adjusted EPS of $1.18.
•Adjusted EBITDA of $501.8 million, or an 11.8% margin, 97.7% higher than a year ago.
•Our diversified portfolio across geographies, brands, and products coupled with our long-term investments in operational excellence, including automation, and focus on service for key customers continued to improve our results and drive further earnings resilience.
•Our US foodservice business improved year-over-year, achieving pre-pandemic sales volumes, while retail volumes remained strong. Our margins improved significantly within the commodity large bird deboning business, while we continue to face higher inputs, increased operating costs, and less than optimal product mix resulting from ongoing labor shortages in all our business.
•Brand momentum continues throughout US retail as Just Bare® was up 49%, Pilgrim’s® fully cooked grew over 150%, and e-commerce more than tripled year over year.
•We continue to grow in Mexico, especially in our branded product lines, while profitability followed the normal seasonality of the business.
•Our combined European business was severely impacted by ongoing labor shortages, increasing input costs and unprecedented inflation. Our live pork operations were also challenged by excess supply conditions throughout Europe. The UK teams are focused on leveraging the combined strengths of the businesses to drive operational improvements and capture synergies.
•Our liquidity position remains strong with an adjusted EBITDA net leverage ratio at 1.75x.

(Unaudited)	Three Months Ended
	March 27, 2022	March 28, 2021	Y/Y Change
	(In millions, except per share and percentages)
Net sales	$4,240.4	$3,273.4	+29.5%
U.S. GAAP EPS	$1.15	$0.41	+180.5%
Operating income	$402.0	$158.5	+153.6%
Adjusted EBITDA(1)	$501.8	$253.8	+97.7%
Adjusted EBITDA margin(1)	11.8%	7.8%	+4.0	pts
(1)     Reconciliations for non-U.S. GAAP measures are provided in subsequent sections within this release.

“Throughout the first quarter, we focused on consistent execution of our strategy. As a result, first quarter net sales increased by almost 30% and Adjusted EBITDA nearly doubled from a year ago. Overall, I am very pleased with our team and their ability to navigate through volatile market conditions and grow our business both top and bottom line,” said Fabio Sandri, Chief Executive Officer of Pilgrim’s.
“Our US business led the way in performance as our retail demand remained stable and foodservice recovered to pre-COVID levels. Equally important, our momentum in the retail branded business continued as consumer demand remained resilient despite inflationary headwinds. We have continued to improve our operational staffing levels and to provide a better future for our team members through unprecedented wage increases the last two years and significant investments in our communities. Our team successfully managed through difficult circumstances by driving superior service levels to our Key Customers, improving overall mix, and combating inflation throughout our supply chain.
“Although our UK and European business has undertaken a variety of steps to improve profitability, we faced weak market conditions and rapid escalation of costs that have diluted efforts to improve margins. The teams are confident in their plans and are working in conjunction with Key Customers, while leveraging global supply chain partnerships to resume profitable growth.
“Mexico rebounded from the previous quarter as it experienced better than expected demand while managing through less than ideal grow out conditions and increasing grain costs. We continue to grow our branded business and invest in capacity expansion.
“Moving forward, we will need to remain vigilant given significant inflationary headwinds challenging our entire business. Costs have dramatically increased in commodities, labor, logistics, and other operational inputs. To ensure our business continues to grow and creates value for all stakeholders, we must mitigate these impacts through operational efficiencies and growing with our Key Customers. We will continue to monitor and adjust our business accordingly.
“I am very excited about our growth prospects with our synergies and scale in the U.S., Mexico and the United Kingdom. We are committed to being the best and most respected company in our industry, and I am confident that our team will perform to the best of their ability to manage this extremely volatile environment.”
Conference Call Information
A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, April 28, at 7:00 a.m. MT (9 a.m. ET). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.
To pre-register, go to: https://services.choruscall.com/links/ppc220428.html

You may also reach the pre-registration link by logging in through the investor section of our website at
https://ir.pilgrims.com in the “Events & Presentations” section.

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (844) 883-3889 within the US, or +1 (412) 317-9245 internationally, and requesting the “Pilgrim’s Pride Conference.”

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com.
About Pilgrim’s Pride
Pilgrim’s employs over 59,000 people and operates protein processing plants and prepared-foods facilities in 14 states, Puerto Rico, Mexico, the U.K, the Republic of Ireland and continental Europe. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com.
Forward-Looking Statements
Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: the impact of the COVID-19 pandemic, efforts to contain the pandemic and resulting economic downturn on our operations and financial condition, including the risk that our health and safety measures at Pilgrim’s Pride production facilities will not be effective, the risk that we may be unable to prevent the infection of our employees at these facilities, and the risk that we may need to temporarily close one or more of our production facilities; the risk that we may experience decreased production and sales due to the changing demand for food products; the risk that we may face a significant increase in delayed payments from our customers; and additional risks related to COVID-19 set forth in our most recent Form 10-K and Form 10-Q filed with the SEC; matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channels, including, but not limited to, the impacts of the Russia-Ukraine conflict; the risk of cyber-attacks, natural disasters, power losses, unauthorized access, telecommunication failures, and other problems on our information systems; and the impact of uncertainties of litigation and other legal matters described in our most recent Form 10-K and Form 10-Q, including the In re Broiler Chicken Antitrust Litigation, as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date hereof, and the Company undertakes no obligation to update any such statement after the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Contact:	Andy Rojeski
Investor Relations
IRPPC@pilgrims.com
www.pilgrims.com

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	March 27, 2022	December 26, 2021
	(In thousands)
Cash and cash equivalents	$725,540	$427,661
Restricted cash and cash equivalents	30,258	22,460
Trade accounts and other receivables, less allowance for credit losses	1,071,102	1,013,437
Accounts receivable from related parties	1,079	1,345
Inventories	1,708,995	1,575,658
Income taxes receivable	14,407	27,828
Prepaid expenses and other current assets	241,444	237,565
Total current assets	3,792,825	3,305,954
Deferred tax assets	5,191	5,314
Other long-lived assets	32,069	32,410
Operating lease assets, net	339,102	351,226
Intangible assets, net	938,564	963,243
Goodwill	1,320,100	1,337,252
Property, plant and equipment, net	2,890,016	2,917,806
Total assets	$9,317,867	$8,913,205

Accounts payable	$1,440,802	$1,378,077
Accounts payable to related parties	8,044	22,317
Revenue contract liabilities	21,522	22,321
Accrued expenses and other current liabilities	815,259	859,885
Income taxes payable	153,986	81,977
Current maturities of long-term debt	36,162	26,246
Total current liabilities	2,475,775	2,390,823
Noncurrent operating lease liabilities, less current maturities	262,830	271,366
Long-term debt, less current maturities	3,377,893	3,191,161
Deferred tax liabilities	344,492	369,185
Other long-term liabilities	63,271	101,736
Total liabilities	6,524,261	6,324,271
Common stock	2,616	2,614
Treasury stock	(372,157)	(345,134)
Additional paid-in capital	1,966,066	1,964,028
Retained earnings	1,284,007	1,003,569
Accumulated other comprehensive loss	(98,902)	(47,997)
Total Pilgrim’s Pride Corporation stockholders’ equity	2,781,630	2,577,080
Noncontrolling interest	11,976	11,854
Total stockholders’ equity	2,793,606	2,588,934
Total liabilities and stockholders’ equity	$9,317,867	$8,913,205

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
	March 27, 2022	March 28, 2021
	(In thousands, except per share data)
Net sales	$4,240,395	$3,273,425
Cost of sales	3,698,415	3,012,182
Gross profit	541,980	261,243
Selling, general and administrative expense	139,967	102,779
Operating income	402,013	158,464
Interest expense, net of capitalized interest	36,296	30,334
Interest income	(1,274)	(2,366)
Foreign currency transaction losses	11,536	2,514
Miscellaneous, net	(324)	(7,844)
Income before income taxes	355,779	135,826
Income tax expense	75,219	35,358
Net income	280,560	100,468
Less: Net income attributable to noncontrolling interests	122	260
Net income attributable to Pilgrim’s Pride Corporation	$280,438	$100,208

Weighted average shares of Pilgrim's Pride Corporation common stock outstanding:
Basic	243,670	243,580
Effect of dilutive common stock equivalents	630	278
Diluted	244,300	243,858

Net income attributable to Pilgrim's Pride Corporation per share of common stock outstanding:
Basic	$1.15	$0.41
Diluted	$1.15	$0.41

PILGRIM’S PRIDE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 27, 2022	March 28, 2021
	(In thousands)
Cash flows from operating activities:
Net income	$280,560	$100,468
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	102,142	86,532
Deferred income tax expense (benefit)	(21,917)	12,483
Stock-based compensation	1,963	2,042
Loss (gain) on property disposals	1,855	(2,396)
Loan cost amortization	1,280	1,215
Accretion of discount related to Senior Notes	429	246
Loss (gain) on equity-method investments	8	(4)
Amortization of premium related to Senior Notes	—	(167)
Changes in operating assets and liabilities:
Trade accounts and other receivables	(66,669)	(54,892)
Inventories	(146,035)	(82,550)
Prepaid expenses and other current assets	(5,889)	20,228
Accounts payable, accrued expenses and other current liabilities	(2,454)	(240,183)
Income taxes	84,780	25,440
Long-term pension and other postretirement obligations	(1,101)	(10,841)
Other operating assets and liabilities	(1,956)	(1,172)
Cash provided by (used in) operating activities	226,996	(143,551)
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(81,578)	(102,167)
Purchase of acquired business, net of cash acquired	(4,847)	—
Proceeds from property disposals	849	13,074
Cash used in investing activities	(85,576)	(89,093)
Cash flows from financing activities:
Proceeds from revolving line of credit and long-term borrowings	228,505	328,932
Payments on revolving line of credit, long-term borrowings and finance lease obligations	(32,093)	(235,292)
Purchase of common stock under share repurchase program	(27,023)	—
Payment of equity distribution under Tax Sharing Agreement between JBS USA Holdings and Pilgrim’s Pride Corporation	(1,961)	(650)
Payments of capitalized loan costs	(1,098)	—
Cash provided by financing activities	166,330	92,990
Effect of exchange rate changes on cash and cash equivalents	(2,073)	1,488
Increase in cash, cash equivalents and restricted cash	305,677	(138,166)
Cash, cash equivalents and restricted cash, beginning of period	450,121	548,406
Cash, cash equivalents and restricted cash, end of period	$755,798	$410,240

PILGRIM’S PRIDE CORPORATION
Non-GAAP Financial Measures Reconciliation
(Unaudited)

“EBITDA” is defined as the sum of net income plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (1) foreign currency transaction losses, (2) transaction costs related to business acquisitions, (3) costs related to the DOJ agreement and litigation settlements, (4) initial insurance recoveries for Mayfield, Kentucky tornado property damage losses, (5) deconsolidation of subsidiary and (6) net income attributable to noncontrolling interests. EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the U.S. (“U.S. GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA applicable to continuing operations. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under U.S. GAAP. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under U.S. GAAP. In addition, other companies in our industry may calculate these measures differently limiting their usefulness as a comparative measure. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with U.S. GAAP. These limitations should be compensated for by relying primarily on our U.S. GAAP results and using EBITDA and Adjusted EBITDA only on a supplemental basis.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)

	Three Months Ended
	March 27, 2022	March 28, 2021
	(In thousands)
Net income	$280,560	$100,468
Add:
Interest expense, net(a)	35,022	27,968
Income tax expense	75,219	35,358
Depreciation and amortization	102,142	86,532
EBITDA	492,943	250,326
Add:
Foreign currency transaction losses(b)	11,536	2,514
Transaction costs related to acquisitions(c)	717	—
DOJ agreement and litigation settlements(d)	500	2,399
Minus:
Insurance recoveries for Mayfield tornado losses(e)	3,815	—
Deconsolidation of subsidiary(f)	—	1,131
Net income attributable to noncontrolling interest	122	260
Adjusted EBITDA	$501,759	$253,848

(a)Interest expense, net, consists of interest expense less interest income.
(b)The Company measures the financial statements of its Mexico reportable segment as if the U.S. dollar were the functional currency. Accordingly, we remeasure assets and liabilities, other than nonmonetary assets, of the Mexico reportable segment at current exchange rates. We remeasure nonmonetary assets using the historical exchange rate in effect on the date of each asset’s acquisition. Currency exchange gains or losses resulting from these remeasurements, as well as, from our U.K. and Europe reportable segment are included in the line item Foreign currency transaction losses in the Condensed Consolidated Statements of Income.
(c)Transaction costs related to acquisitions includes those charges that are incurred in conjunction with business acquisitions.
(d)On October 13, 2020, Pilgrims announced that we entered into a plea agreement (the “Plea Agreement”) with the DOJ. As a result of the Plea Agreement, we recognized a fine of $110.5 million. On February 23, 2021, the Colorado Court approved the Plea Agreement and assessed a fine of $107.9 million. The difference between the original accrual and the payment is recorded in DOJ agreement and litigation settlements in the three months ended March 28, 2021.
(e)This represents initial insurance recoveries for the property damage losses incurred as a result of the tornado in Mayfield, KY in December 2021.
(f)This represents a gain recognized as a result of deconsolidation of a subsidiary.

The summary unaudited consolidated income statement data for the twelve months ended March 27, 2022 (the LTM Period) have been calculated by subtracting the applicable unaudited consolidated income statement data for the three months ended March 28, 2021 from the sum of (1) the applicable audited consolidated income statement data for the year ended December 26, 2021 and (2) the applicable unaudited consolidated income statement data for the three months ended March 27, 2022.

PILGRIM'S PRIDE CORPORATION
Reconciliation of LTM Adjusted EBITDA
(Unaudited)

	Three Months Ended				LTM Ended
	June 27, 2021	September 26, 2021	December 26, 2021	March 27, 2022	March 27, 2022
	(In thousands)
Net income (loss)	$(166,503)	$60,835	$36,468	$280,560	$211,360
Add:
Interest expense, net	49,809	28,589	33,370	35,022	146,790
Income tax expense (benefit)	(9,812)	30,385	5,191	75,219	100,983
Depreciation and amortization	95,728	92,076	106,488	102,142	396,434
EBITDA	(30,778)	211,885	181,517	492,943	855,567
Add:
Foreign currency transaction losses (gains)	4,145	2,359	(18,400)	11,536	(360)
Transaction costs related to acquisitions	2,545	6,773	9,540	717	19,575
DOJ agreement and litigation settlements	395,886	126,000	131,940	500	654,326
Restructuring activities	—	—	5,802	—	5,802
Hometown Strong commitment	—	—	1,000	—	1,000
Charge for fair value markup of acquired inventory	—	—	4,974	—	4,974
Minus:
Insurance recoveries for Mayfield tornado losses	—	—	—	3,815	3,815
Net income (loss) attributable to noncontrolling interest	184	110	(286)	122	130
Adjusted EBITDA	$371,614	$346,907	$316,659	$501,759	$1,536,939

EBITDA margins have been calculated by taking the relevant unaudited EBITDA figures, then dividing by net sales for the applicable period. EBITDA margins are presented because they are used by management and we believe it is frequently used by securities analysts, investors and other interested parties, as a supplement to our results prepared in accordance with U.S. GAAP, to compare the performance of companies.

PILGRIM'S PRIDE CORPORATION
Reconciliation of EBITDA Margin
(Unaudited)

	Three Months Ended		Three Months Ended
	March 27, 2022	March 28, 2021	March 27, 2022	March 28, 2021
	(In thousands)
Net income	$280,560	$100,468	6.62%	3.07%
Add:
Interest expense, net	35,022	27,968	0.83%	0.85%
Income tax expense	75,219	35,358	1.77%	1.08%
Depreciation and amortization	102,142	86,532	2.40%	2.64%
EBITDA	492,943	250,326	11.62%	7.64%
Add:
Foreign currency transaction losses	11,536	2,514	0.27%	0.07%
Transaction costs related to business acquisitions	717	—	0.02%	—%
DOJ agreement and litigation settlements	500	2,399	0.01%	0.07%
Minus:
Insurance recoveries for Mayfield tornado losses	3,815	—	0.09%	—%
Deconsolidation of subsidiary	—	1,131	—%	0.03%
Net income attributable to noncontrolling interest	122	260	—%	0.01%
Adjusted EBITDA	$501,759	$253,848	11.83%	7.74%

Net sales	$4,240,395	$3,273,425	$4,240,395	$3,273,425

Adjusted net income attributable to Pilgrim's Pride Corporation (“Pilgrim's”) is calculated by adding to Net income attributable to Pilgrim's certain items of expense and deducting from Net income attributable to Pilgrim's certain items of income, as shown below in the table. Adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is presented because it is used by management, and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with U.S. GAAP, to compare the performance of companies. Management also believe that this non-U.S. GAAP financial measure, in combination with our financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of such charges on net income attributable to Pilgrim’s Pride Corporation per common diluted share. Adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is not a measurement of financial performance under U.S. GAAP, has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under U.S. GAAP. Management believes that presentation of adjusted net income attributable to Pilgrim’s provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of net income attributable to Pilgrim’s Pride Corporation per common diluted share to adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Net Income
(Unaudited)

	Three Months Ended
	March 27, 2022	March 28, 2021
	(In thousands, except per share data)
Net income attributable to Pilgrim's	$280,438	$100,208
Add:
Foreign currency transaction losses	11,536	2,514
Transaction costs related to acquisitions	717	—
DOJ agreement and litigation settlements	500	2,399
Minus:
Insurance recoveries for Mayfield tornado losses	3,815	—
Deconsolidation of subsidiary	—	1,131
Adjusted net income attributable to Pilgrim's before tax impact of adjustments	289,376	103,990
Net tax impact of adjustments(a)	(2,226)	(942)
Adjusted net income attributable to Pilgrim's	$287,150	$103,048
Weighted average diluted shares of common stock outstanding	244,300	243,858
Adjusted net income attributable to Pilgrim's per common diluted share	$1.18	$0.42
(a)    Net tax expense (benefit) of adjustments represents the tax impact of all adjustments shown above.

Adjusted EPS is calculated by dividing the adjusted net income attributable to Pilgrim's stockholders by the weighted average number of diluted shares. Management believes that Adjusted EPS provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of U.S. GAAP to non-U.S. GAAP financial measures is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP EPS to Adjusted EPS
(Unaudited)

	Three Months Ended
	March 27, 2022	March 28, 2021
	(In thousands, except per share data)
GAAP EPS	$1.15	$0.41
Add:
Foreign currency transaction losses	0.06	0.01
Transaction costs related to acquisitions	—	—
DOJ agreement and litigation settlements	—	—
Minus:
Insurance recoveries for Mayfield tornado losses	0.02	—
Adjusted EPS before tax impact of adjustments	1.19	0.42
Net tax impact of adjustments(a)	(0.01)	—
Adjusted EPS	$1.18	$0.42

Weighted average diluted shares of common stock outstanding	244,300	243,858
(a)    Net tax impact of adjustments represents the tax impact of all adjustments shown above.

PILGRIM'S PRIDE CORPORATION
Supplementary Selected Segment and Geographic Data
(Unaudited)

	Three Months Ended
	March 27, 2022	March 28, 2021
	(In thousands)
Sources of net sales by geographic region of origin:
U.S.	$2,581,208	$1,999,559
U.K. and Europe	1,191,982	854,734
Mexico	467,205	419,132
Total net sales	$4,240,395	$3,273,425

Sources of cost of sales by geographic region of origin:
U.S.	$2,159,204	$1,866,700
U.K. and Europe	1,152,903	816,926
Mexico	386,322	328,570
Elimination	(14)	(14)
Total cost of sales	$3,698,415	$3,012,182

Sources of gross profit by geographic region of origin:
U.S.	$422,004	$132,859
U.K. and Europe	39,079	37,808
Mexico	80,883	90,562
Elimination	14	14
Total gross profit	$541,980	$261,243

Sources of operating income (loss) by geographic region of origin:
U.S.	$355,075	$68,125
U.K. and Europe	(21,640)	10,495
Mexico	68,564	79,830
Elimination	14	14
Total operating income	$402,013	$158,464